UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2023 ( September 7, 2023)

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 9777513, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Appointment of Chief Financial Officer

On September 11, 2023, Mobileye Global Inc. (“Mobileye”) announced that its Board of Directors (the “Board”) appointed Moran Shemesh Rojansky as Chief Financial Officer, effective as of September 11, 2023.

Ms. Shemesh Rojansky, 43, has served in various positions with Mobileye since 2016, most recently as acting Chief Financial Officer since June 26, 2023 and previously as Vice President of Finance, Director of Finance and Corporate Controller. Prior to joining Mobileye, Ms. Shemesh Rojansky served in financial reporting roles at Tnuva Ltd, including head of consolidation and reporting, for three years from 2013 to 2016 and in several roles prior to that in the accounting consulting services and advisory group at PwC, including senior manager.

In connection with Mobileye’s appointment of Ms. Shemesh Rojansky to the role of acting Chief Financial Officer on June 26, 2023, Mobileye agreed to increase Ms. Shemesh Rojansky’s base pay to NIS 70,0001 per month and grant to Ms. Shemesh Rojansky RSUs in an amount equal to $600,000, subject to vesting over a three-year period. Further to Ms. Shemesh Rojansky’s appointment to the role of Chief Financial Officer, Mobileye has agreed to maintain Ms. Shemesh Rojansky’s base pay at NIS 70,0002 and, subject to the approval of Mobileye’s Compensation Committee, grant to Ms. Shemesh Rojansky additional RSUs in an amount equal to $900,000, subject to vesting over a three-year period.

Ms. Shemesh Rojansky will also enter into Mobileye’s standard form of officers’ indemnification agreement with Mobileye, pursuant to which Mobileye agrees to indemnify its officers to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

As previously announced, Anat Heller, Mobileye’s former Chief Financial Officer, stepped down as Chief Financial Officer effective as of June 26, 2023 for personal reasons. Ms. Heller’s decision was not a result of any disagreement with Mobileye relating to Mobileye’s operations, policies or practices. Ms. Heller continues to serve as a strategic advisor to Mobileye’s Finance department and to senior management.

1 Shemesh Rojansky’s salary is paid in New Israeli Shekels. At the time of Shemesh Rojansky’s appointment to acting CFO on June 26, 2023, the amount of her salary in U.S. dollars was $19,283.75 per month. This amount was converted according to the closing foreign exchange rate of NIS/ U.S. dollar for June 26, 2023 at approximately NIS 1/$0.275482

2 Shemesh Rojansky’s salary will continue to be paid in New Israeli Shekels. The salary amount in U.S. dollars is $18,200.00 per month according to the closing foreign exchange rate of NIS/ U.S. dollar for September 7, 2023 at NIS 1/$0.26.

There are no family relationships between Ms. Shemesh Rojansky and any director or executive officer of Mobileye. Ms. Shemesh Rojansky does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Mobileye on September 11, 2023 announcing the appointment of Ms. Shemesh Rojansky as Mobileye’s Chief Financial Officer is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Mobileye Global Inc. press release dated September 11, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: September 11, 2023	By:	/s/ Professor Amnon Shashua
Professor Amnon Shashua
President and Chief Executive Officer

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